UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 16, 2015

Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 16, 2015, Taylor Morrison Communities, Inc. and Taylor Morrison Holdings II, Inc. (collectively, the “Issuers”), wholly owned subsidiaries of Taylor Morrison Home Corporation, completed the issuance of $350.0 million aggregate principal amount of 5.875% Senior Notes due 2023 (the “Notes”).

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of April 16, 2015, by and among the Issuers, the guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee, and are senior unsecured obligations of the Issuers. The Guarantors have issued guarantees (the “Guarantees”) of the Issuers’ obligations under the Notes and the Indenture on a senior unsecured basis.  TMM Holdings Limited Partnership (“Holdings”) and Taylor Morrison Holdings, Inc. (“US Holdings”) are among the Guarantors.  The Guarantors are the same subsidiaries of Holdings that guarantee Holdings’ revolving credit facility and the other senior notes issued by the Issuers.

The Notes will mature on April 15, 2023.  Interest on the Notes will accrue at 5.875% per annum, paid semi-annually, in arrears, on April 15 and October 15 of each year, commencing October 15, 2015.

The Notes and the Guarantees are senior unsecured obligations of the Issuers and the Guarantors.

The Notes and the Guarantees rank:

•	pari passu in right of payment with any senior indebtedness of the Issuers and the Guarantors;

•	senior in right of payment to any indebtedness of the Issuers and the Guarantors that is contractually subordinated to the Notes and the Guarantees;

•	effectively junior to any secured indebtedness of the Issuers and the Guarantors, to the extent of the value of the collateral securing such secured indebtedness; and

•	effectively junior to all obligations of Holdings’ subsidiaries that are not Guarantors.

At any time prior to January 15, 2023, the Issuers are entitled to redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable “make whole” premium as of, and accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after January 15, 2023, the Issuers are entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Upon certain ratings declines with respect to the Notes in connection with a change of control, as described in the Indenture, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture contains covenants that, among other things, restrict the Issuers’ and U.S. Holdings’ ability and the ability of their restricted subsidiaries to incur certain liens securing indebtedness without equally and ratably securing the Notes and the Guarantees and enter into certain sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications. The Indenture contains customary events of default.

The Notes and Guarantees are not subject to any registration rights agreement.

ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 20, 2015

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Vice President, Secretary and General Counsel